UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal	85255 (Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

Private Offering of Convertible Senior Notes

On January 3, 2017, Colony Starwood Homes (“we,” “us,” “our” and the “Company”) issued a press release announcing that it has commenced a private offering of $250 million aggregate principal amount of its convertible senior notes due 2022 (the “Convertible Senior Notes”). The Company plans to grant the initial purchasers a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of Convertible Senior Notes. The Company intends to use the net proceeds from this offering to repurchase, in privately negotiated transactions, certain of its 4.50% Convertible Senior Notes due 2017, to repay a portion of the borrowings outstanding under its credit facilities, to fund potential future acquisitions and for general corporate purposes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Neither the Convertible Senior Notes nor the common shares of beneficial interest (our “common shares”) that may be issued upon conversion thereof will be registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Convertible Senior Notes nor our common shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Recent Developments

Portfolio and Operating Metrics as of November 30, 2016

As of November 30, 2016, the Company’s portfolio consisted of 31,191 Owned Homes (as defined below) including 30,864 rental homes (“Rental Homes”) and 327 homes that the Company does not intend to hold for the long term. As of November 30, 2016, approximately 94.3% of our Owned Homes were occupied and, for the Company’s Full Year Same Store (as defined below) portfolio of 22,384 homes, approximately 95.5% of the homes were occupied. As of November 30, 2016, approximately 89.2% of our Rental Homes were located in our top ten markets (Atlanta, Tampa, Miami, Southern California, Houston, Dallas, Denver, Orlando, Las Vegas and Phoenix).  The following provides a summary of the Company’s updated operating metrics for the Full Year Same Store portfolio of homes as of November 30, 2016:

Full Year Same Store Homes(1)	22,384
Full Year Same Store Average Monthly Rent(2)	$1,523
Full Year Same Store Home Occupancy(3)	95.5%
Full Year Same Store Year-to-date Renewal Rent Growth(4)	5.0%
Full Year Same Store Year-to-date Replacement Rent Growth(5)	4.6%
Full Year Same Store Year-to-date Blended Rent Growth(6)	4.8%
Full Year Same Store Year-to-date Annualized Turnover(7)	36.5%

(1)

“Same Store Homes” represents homes that have been stabilized for at least 15 months prior to the start of the measurement period, excluding any homes that have been disposed of, removed from service or returned to the development home pool for significant renovation.  “Full Year Same Store” represents homes that met the definition of Same Store Homes as of January 1, 2016.

(2)

“Average Monthly Rent” represents (a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by (b) the number of rental units in the identified population.

(3)

“Occupancy” represents the percentage of an identified rental unit population occupied as of the measurement period and is calculated by dividing (a) the number of occupied units in such identified population of rental units as of the last day of the measurement period by (b) the number of rental units in such identified population of rental units.

(4)

“Renewal Rent Growth” represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units and is calculated by dividing (a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by (b) the aggregate contractual last month rent for such identified population of rental units before renewal.

(5)

“Replacement Rent Growth” represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing (a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by (b) the aggregate contractual last month rent for such identified population of occupied rental units under the prior lease on such properties.

(6)

“Blended Rent Growth” represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing (a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by (b) the aggregate contractual last month rent for such identified population of occupied rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

(7)

“Annualized Turnover” is calculated by dividing (a) the number of homes that become unoccupied during a period of time by (b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage (e.g., multiplying a three month turnover measurement by four).

“Owned Homes” represents wholly-owned single family rental (“SFR”) properties, is measured by the number of total rental units and excludes real estate owned (“REO”) homes.

Acquisition and Disposition Activity

For the period from September 30, 2016 to November 30, 2016, the Company purchased 321 homes with an aggregate acquisition cost of $82.0 million (inclusive of capitalized acquisition and renovation costs) and sold 140 homes for a gross aggregate selling price of $21.4 million.

For the period from November 30, 2016 to December 31, 2016, the Company anticipates total acquisitions of approximately 226 homes with an aggregate acquisition cost of approximately $50.5 million (inclusive of capitalized acquisition and renovation costs) and anticipates selling approximately 83 homes for a gross aggregate selling price of approximately $16.8 million.  There is no guarantee that such homes will be purchased or sold at the expected prices, within the expected timeframe or at all.

Risks Related to Our Business, Properties and Growth Strategies

We are employing a new and untested business model with a limited track record, which may make our business difficult to evaluate.

Until 2014, the SFR business consisted primarily of private and individual investors in local markets and was managed individually or by small, local property management companies. Our investment strategy involves purchasing a large number of homes, renovating them to the extent necessary and leasing them to qualified residents. No peer companies exist with an established track record to enable us to predict whether our investment strategy can be implemented successfully over time. It will be difficult for you to evaluate our potential future performance without the benefit of established track records from companies implementing a similar investment strategy. We may encounter unanticipated problems implementing our investment strategy, which may materially and adversely affect us and cause the value of our common shares to decline. We can provide no assurance that we will be successful in implementing our investment strategy or that we will be successful in achieving our objective of generating attractive risk-adjusted returns for our shareholders.

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our shareholders.

We have a limited operating history and may not be able to operate our business successfully or implement our operating policies and business and growth strategies as described in this offering memorandum. Our executive team only began managing the particular assets in our portfolio upon completion of the merger (the “Merger”) with

Colony American Homes, Inc. In addition, we significantly changed the way our operations are managed upon completion of the internalization of our former manager (the “Internalization”) and the Merger. As a result, an investment in our common shares may entail more risk than an investment in the common stock of a real estate company with a substantial operating history. If we are unable to operate our business successfully, we would not be able to generate sufficient cash flow to make or sustain distributions to our shareholders, and you could lose all or a portion of the value of your ownership in our common shares. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

•	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;
•	our ability to contain renovation, maintenance, marketing and other operating costs for our homes;
•	our ability to maintain high occupancy rates and target rent levels;
•	our ability to compete with other investors entering the single-family sector;
•

costs that are beyond our control, including title litigation, litigation with residents or resident organizations, legal compliance, real estate taxes, homeowners association (“HOA”), fees and insurance;

•	judicial and regulatory developments affecting landlord-resident relations that may affect or delay our ability to dispossess or evict occupants or increase rents;
•	judicial and regulatory developments affecting banks’ and other mortgage holders’ ability to foreclose on delinquent borrowers;
•	reversal of population, employment or homeownership trends in target markets;
•	interest rate levels and volatility, such as the accessibility of short-and long-term financing on desirable terms; and
•

economic conditions in our target markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy generally.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of assets that we acquire may decline substantially after we purchase them.

We depend on key executives, regional managers and other personnel and may not be able to retain or replace these employees or recruit additional qualified personnel, which could harm our business.

Our success is largely dependent on the efforts and abilities of our senior executive group and other key personnel. The loss of the services of one or more of our key executives or personnel could adversely impact our financial performance and our ability to execute our strategies. In addition, our future success depends on our ability to attract, train, manage and retain highly skilled regional managers and qualified field personnel such as construction and property management employees. There is a high level of competition for these employees and our ability to operate and expand our portfolio depends on our ability to attract and retain these personnel. Competition for qualified management and field personnel could require us to pay higher wages or other compensation to attract a sufficient number of employees. Turnover, which has historically been high among entry-level or part-time personnel, increases the risk that our employees will not have the training and experience needed to provide competitive, high-quality services. Our ability to meet our labor needs while controlling our labor costs is subject to numerous external factors, including unemployment levels, prevailing wage rates, changing demographics and changes in employment legislation. If we are unable to retain qualified personnel or our labor costs increase significantly, our business operations and our financial performance could be adversely impacted.

We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they have been in recent past, which could adversely impact anticipated yields.

Our long-term growth depends on the availability of acquisition opportunities within our target parameters in our target markets at attractive pricing levels. We believe various factors and market conditions have made single-family assets available for purchase at prices that are below replacement costs. We expect that in the future housing prices will continue to stabilize and return to more normalized levels and therefore future acquisitions may be more costly. The following factors, among others, are making acquisitions more expensive:

•	improvements in the overall economy and job market;
•	a resumption of consumer lending activity and greater availability of consumer credit;
•	improvements in the pricing and terms of mortgage-backed securities;
•	the emergence of increased competition for single-family assets from private investors and entities with similar investment objectives to ours; and
•	tax or other government incentives that encourage homeownership.

We have not adopted and do not expect to adopt a policy of making future acquisitions only if they are accretive to existing yields and distributable cash. We plan to continue acquiring homes as long as we believe such assets offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than recent past and present opportunities, and, if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced, and the value of our common shares may decline.

Our investments are and will continue to be concentrated in our target markets and in the SFR sector of the real estate industry, which exposes us to downturns in our target markets or in the SFR sector.

Our investments in homes are and will continue to be concentrated in our target markets and in the SFR sector of the real estate industry. A downturn or slowdown in the rental demand for SFR housing caused by adverse economic, regulatory or environmental conditions, or other events, in our target markets may have a greater impact on the value of our homes or our operating results than if we had more fully diversified our investments. While we have limited experience in this sector, we believe that there may be some seasonal fluctuations in rental demand with demand higher in the spring and summer than in the fall and winter. Such seasonal fluctuations may impact our operating results.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in our target markets. A signification portion of our home portfolio is located in Florida, Georgia, Texas and California, although we have made, and/or intend to pursue, acquisitions in other states as well, including, among others, Colorado, Nevada, Arizona, North Carolina, Illinois and Tennessee. We base a substantial part of our business plan on our belief that homes values and operating fundamentals for homes in these markets will improve significantly over the next several years. However, each of these markets experienced substantial economic downturns in recent years and could experience similar or worse economic downturns in the future. We can provide no assurance as to the extent homes values and operating fundamentals in these markets will improve, if at all. If we fail to accurately predict the timing of economic improvement in these markets, the value of our homes could decline and our ability to execute our business plan may be adversely affected, which could adversely affect us and cause the value of our common shares to decline.

Competition in identifying and acquiring homes could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

Our profitability will depend, to a large extent, on our ability to acquire homes on an individual basis and/or in portfolios at attractive prices that we can successfully convert into rental homes. Traditionally, foreclosed homes and loans in respect of homes in pre-foreclosure were sold individually to private home buyers and small scale investors. The entry into this market of large, well-capitalized institutional investors, including us, is a relatively recent trend. Several other real estate investment trusts (“REITs”) and private funds have recently deployed, or are expected to deploy, significant amounts of capital to the acquisition of homes and may have investment objectives that overlap with ours. In acquiring our homes, we compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies, SFR companies and other entities. Certain of our competitors are larger and may have considerably greater financial, technical, leasing, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk assessments and may not be subject to the operating constraints associated with qualification for taxation as a REIT, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of homes that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objective or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our common shares to decline.

We face significant competition in the leasing market for quality residents, which may limit our ability to rent our homes on favorable terms or at all.

Our homes face substantial competition for suitable residents. Competing homes may be newer, better located and more attractive to residents. Potential competitors may have lower rates of occupancy than we do and/or may have superior access to capital and other resources, which may result in competing owners more easily locating residents and leasing available housing at lower rents than we might offer at our homes. This competition may affect our ability to attract and retain residents and may reduce the rents we are able to charge. We could also be adversely affected by any overbuilding or high vacancy rates of homes in markets where we acquire homes, which could result in an excess supply of homes and reduce occupancy and rental rates. In addition, if improvements in the economy and housing market permit would-be buyers, who had turned to the rental market, to acquire homes, we may experience increased difficulty in locating a sufficient number of suitable residents to lease our homes. No assurance can be given that we will be able to attract and retain suitable residents. If we are unable to lease our homes to suitable residents, we would be adversely affected and the value of our common shares could decline.

Improving economic conditions, combined with low residential mortgage rates, may cause some potential renters to seek to purchase residences rather than lease them and, as a result, cause a decline in the number and quality of potential residents.

Improving economic conditions, along with low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has made home ownership more affordable and more accessible for potential renters who have strong credit. These factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the number and quality of potential residents available to us.

Mortgage loan modification programs and future legislative action may adversely affect the number of available homes that meet our investment criteria.

The U.S. government, through the Federal Reserve, the Federal Housing Administration and the Federal Deposit Insurance Corporation (“FDIC”) has implemented a number of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures, including the Home Affordable Modification Program, which seeks to provide relief to homeowners whose mortgages are in or may be subject to foreclosure, and the Home Affordable Refinance Program, which allows certain borrowers who are underwater on their mortgage but current on their mortgage payments to refinance their loans. Several states, including states in which our current target markets are located, have adopted or are considering similar legislation. These programs and other loss mitigation programs may involve, among other things, modifying or refinancing mortgage loans or providing homeowners with additional relief from loan foreclosures. Such loan modifications and other measures are intended and designed to lead to fewer foreclosures and may decrease the supply of homes that meet our investment criteria. The pace of residential foreclosures is subject to numerous factors. Recently, there has been a backlog of foreclosures due to a combination of volume constraints and legal actions, including those brought by the U.S. Department of Justice, the Department of Housing and Urban Development, and State Attorneys General against mortgage servicers alleging wrongful foreclosure practices. Financial institutions also have been subjected to regulatory restrictions and limitations on foreclosure activity by the FDIC. Settlements of legal actions such as these may help homeowners avoid foreclosure through mortgage modifications, and servicers may be required to adopt specified measures to reduce mortgage obligations in certain situations. As a result, settlements such as these may help many homeowners to avoid foreclosures that would otherwise have occurred in the near term, and with lower monthly payments and mortgage debts, for years to come.

In addition, numerous federal and state legislatures have considered, proposed or adopted legislation to constrain foreclosures, or may do so in the future. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also created the Consumer Financial Protection Bureau, which supervises and enforces federal consumer protection laws as they apply to banks, credit unions, and other financial companies, including mortgage servicers. It remains uncertain as to whether any of these measures will have a significant impact on foreclosure volumes or what the timing of that impact would be. If foreclosure volumes were to decline significantly, we would expect REO inventory levels to decline or to grow at a slower pace, which would make it more difficult to find target assets at attractive prices and might constrain our growth or reduce our long-term profitability. Also, the number of families seeking rental housing might be reduced by such legislation, reducing rental housing demand in our target markets.

Each state has its own laws governing the procedures to foreclose on mortgages and deeds of trust, and states generally require strict compliance with these laws in both judicial and non-judicial foreclosures. Courts and administrative agencies have in the past, and may in the future, become more actively involved in enforcing state laws governing foreclosures and imposing new rules and requirements regarding foreclosures in order to restrict and reduce foreclosures. As an example, some courts have delayed or prohibited foreclosures based on alleged failures to comply with proper transfers of title, notice, identification of parties in interest, documentation and other legal requirements. Further, foreclosed owners and their legal representatives, including some prominent and well-financed law firms, have brought litigation questioning the validity and finality of foreclosures that have already occurred. Any such developments may slow or reduce the supply of foreclosed homes available to us for purchase and may call into question the validity of our title to homes acquired at foreclosure, or result in rescission rights or other borrower remedies, which could result in a loss of a home purchased by us, an increase in litigation and property maintenance costs incurred with respect to homes obtained through foreclosure, or delays in stabilizing and leasing such homes promptly after acquisition.

Compliance with governmental laws, regulations and covenants that are applicable to our homes may adversely affect our business and growth strategies.

Rental homes are subject to various covenants and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, restrictions and restrictive covenants imposed by community developers may restrict our use of our homes and may require us to obtain approval from local officials or community standards organizations at any time with respect to our homes, including prior to acquiring any of our homes or when undertaking renovations of any of our existing homes. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and approvals. Our failure to obtain such permits, licenses and approvals could have a material adverse effect on us and cause the value of our common shares to decline.

The acquisition of homes may be costly and unsuccessful, and, when acquiring portfolios of homes, we may acquire some assets that we would not otherwise purchase.

Our primary strategy is to acquire homes through a variety of channels, renovate these homes to the extent necessary and lease them to qualified residents. When acquiring homes on an individual basis through foreclosure sales or other transactions, these acquisitions of homes may be costly and may be less efficient than acquisitions of portfolios of homes. Alternatively, portfolio acquisitions are more complex than single-home acquisitions, and we may not be able to implement this strategy successfully. The costs involved in locating and performing due diligence (when feasible) on portfolios of homes as well as negotiating and entering into transactions with potential portfolio sellers could be significant, and there is a risk that either the seller may withdraw from the entire transaction for failure to come to an agreement or the seller may not be willing to sell us the portfolio on terms that we view as favorable. In addition, a seller may require that a group of homes be purchased as a package even though we may not want to purchase certain individual assets in the portfolio.

If we acquire a portfolio of leased homes, to the extent the management and leasing of such homes has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we timely pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain assets purchased in bulk portfolios do not fit our target investment criteria, we may decide to sell these assets, which could take an extended period of time and may not result in a sale at an attractive price.

Our evaluation of homes involves a number of assumptions that may prove inaccurate, which could result in us paying too much for any such assets we acquire or overvaluing such assets or such assets failing to perform as we expect.

In determining whether particular homes meet our investment criteria, we make a number of assumptions, including, in the case of homes, assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and resident default rates. These assumptions may prove inaccurate. As a result, we may pay too much for homes we acquire or overvalue such assets, or our homes may fail to perform as we expect. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer homes qualifying under our investment criteria, including assumptions related to our ability to lease homes we have purchased. Reductions in the supply of homes that meet our investment criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the homes that we acquire vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success depends on our ability to acquire homes that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such homes is fundamental to our success. In addition, the recent market and regulatory environments relating to homes and residential mortgage loans have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition of, and the leasing of, a home. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Purchasing homes through the foreclosure auction process will subject us to significant risks that could adversely affect us.

Our business plan involves acquiring homes through the foreclosure auction process simultaneously in a number of markets, which involves monthly foreclosure auctions on the same day of the month in certain markets. As a result, we are only able to visually inspect properties from the street and must purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. We also may encounter unexpected legal challenges and expenses in the foreclosure process. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming.

Further, when acquiring properties on an “as is” basis, title commitments are often not available prior to purchase, and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring homes outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on leasing or underwriting or purchasing the wrong residence. The policies, procedures and practices we implement to assess the state of title and leasing restrictions prior to purchase may not be effective, which could lead to a material if not complete loss on our investment in such homes. For homes we acquire through the foreclosure auction process, we do not obtain title commitments prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and no title insurance protection will be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such homes that may materially and adversely affect the values of the homes or call into question the validity of our title to such homes. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the home we acquired, we risk loss of the home purchased. Any of these risks could materially and adversely affect us.

Homes that are being sold through short sales or foreclosure sales are subject to risks of theft, mold, infestation, vandalism, deterioration or other damage that could require extensive renovation prior to renting and adversely impact operating results.

When a home is put into foreclosure due to a default by the homeowner on its mortgage obligations or the value of the home is substantially below the outstanding principal balance on the mortgage and the homeowner decides to seek a short sale, the homeowner may abandon the home or cease to maintain the home as rigorously as the homeowner normally would. Neglected and vacant homes are subject to increased risks of theft, mold, infestation, vandalism, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If we begin to purchase a large volume of homes in bulk sales and are not able to inspect them immediately before closing on the purchase, we may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed our estimates. These circumstances could substantially impair our ability to quickly renovate and lease such homes in a cost efficient manner or at all, which would adversely impact our operating results.

We may not be permitted to perform on-site inspections of homes in a bulk portfolio sale until we acquire such assets, and we may face unanticipated costly repairs at such homes.

When we acquire a portfolio of homes, we may not be permitted, or it may not be feasible for us, to perform on-site inspections of all or any of the homes in the portfolio prior to our acquisition of the portfolio. As a result, the value of any such homes could be lower than we anticipated at the time of acquisition, and/or such homes could require substantial and unanticipated renovations prior to their conversion into rental homes.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

We may acquire homes that are subject to contingent or unknown liabilities, including liabilities for or with respect to liens attached to homes, unpaid real estate tax, utilities or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Purchases of homes acquired at auction, in short sales, from lenders or in bulk purchases typically involve few or no representations or warranties with respect to the homes. In each case, our acquisition may be without any, or with only limited, recourse against the sellers with respect to unknown liabilities or conditions. As a result, if any such liability were to arise relating to our homes, or if any adverse condition exists with respect to our homes that is in excess of our insurance coverage, we might have to pay substantial amounts to settle or cure it, which could adversely affect our financial condition, cash flows and operating results. In addition, the homes we acquire may be subject to covenants, conditions or restrictions that restrict the use or ownership of such homes, including prohibitions on leasing or requirements to obtain the approval of HOAs prior to leasing. We may not discover such restrictions during the acquisition process, and such restrictions may adversely affect our ability to utilize such homes as we intend.

Under a Florida statutory scheme implemented by certain Florida jurisdictions, a violation of the relevant building codes, zoning codes or other similar regulations applicable to a property may result in a lien on that property and all other properties owned by the same violator and located in the same county as the property with the code violation, even though the other properties might not be in violation of any code. Until a municipal inspector verifies that the violation has been remedied and any applicable fines have been paid, additional fines accrue on the amount of the lien and lien may not be released, in each case even at those properties that are not in violation. As a practical matter, it might be possible to obtain a release of these liens without remedying the home in violation through other methods, such as payment of an amount to the relevant county, although no assurance can be given that this will necessarily be an available option or how long such a process would take.

Vacant homes could be difficult to lease, which could adversely affect our revenues.

The homes we acquire may often be vacant at the time of closing and we may not be successful in locating residents to lease the individual homes that we acquire as quickly as we had expected or at all. Even if we are able to place residents as quickly as we had expected, we may incur vacancies in the future and may not be able to re-lease those homes without longer-than-assumed delays. If vacancies continue for a longer period of time than we expect or indefinitely, we may suffer reduced revenues, which may have a material adverse effect on us and cause the value of our common shares to decline. In addition, the value of a vacant home could be substantially impaired.

We rely on information supplied by prospective residents in managing our business.

We rely on information supplied to us by prospective residents in their rental applications as part of our due diligence process to make leasing decisions, and we cannot be certain that this information is accurate. These applications are submitted to us at the time we evaluate a prospective resident, and we do not require residents to provide us with updated information during the terms of their leases, notwithstanding the fact that this information can, and frequently does, change over time. Even though this information is not updated, we will use it to evaluate the characteristics of our portfolio over time. If resident-supplied information is inaccurate or our residents’ creditworthiness declines over time, we may make poor leasing decisions and our portfolio may contain more credit risk than we believe.

We depend on our residents and their willingness to renew their leases for a substantial portion of our revenues. Poor resident selection and defaults and non-renewals by our residents may adversely affect our reputation, financial performance and ability to make distributions to our shareholders.

We depend on residents for a substantial portion of our revenues. As a result, our success depends in large part upon our ability to attract and retain qualified residents for our homes. Our reputation, financial performance and ability to make distributions to our shareholders would be adversely affected if a significant number of our residents fail to meet their lease obligations or fail to renew their leases. For example, residents may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use our homes for illegal purposes, damage or make unauthorized structural changes to our homes that are not covered by security deposits, refuse to leave the home upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our lease or permit unauthorized persons to live with them. Damage to our homes may delay re-leasing after eviction, necessitate expensive repairs or impair the rental revenue or value of the home resulting in a lower-than-expected rate of return. Widespread unemployment and other adverse changes in the economic conditions in our target markets could result in substantial resident defaults. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord at that home and will incur costs in protecting our investment and re-leasing the home.

Our leases are relatively short-term in nature, which exposes us to the risk that we may have to re-lease our rental homes frequently and we may be unable to do so on attractive terms, on a timely basis or at all.

Our leases are relatively short-term in nature, typically one to two years and in certain cases month-to-month, which exposes us to the risk that we may have to re-lease our rental homes frequently and we may be unable to do so on attractive terms, on a timely basis or at all. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rental rates more quickly than if our leases were for longer terms. In addition, to the extent that a potential resident is represented by a leasing agent, we may need to pay all or a portion of any related agent commissions, which will reduce the revenue from a particular rental home. Alternatively, to the extent that a lease term exceeds one to two years, we may miss out on the ability to raise rents in an appreciating market and be locked into a lower rent until such lease expires. If the rental rates for our rental homes decrease or our residents do not renew their leases, we could be materially and adversely affected.

Many factors impact the SFR market, and if rents in our target markets do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the SFR market in our target markets. Our home acquisitions are premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. Recent strengthening of the U.S. economy and job growth, coupled with government programs designed to keep homeowners in their homes and/or other factors may contribute to an increase in homeownership rather than renting. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase housing assets at below replacement costs and convert them to productive uses, the supply of SFR homes will decrease and the competition for residents may intensify. A softening of the rental market in our target areas would reduce our rental revenue and profitability.

We may not have control over timing and costs arising from renovating our homes, and the cost of maintaining rental homes is generally higher than the cost of maintaining owner-occupied homes, which will affect our costs of operations and may adversely impact our ability to make distributions to our shareholders.

Renters impose additional risks to owning real property. Renters do not have the same interest as an owner in maintaining a home and its contents and generally do not participate in any appreciation of the home. Accordingly, renters may damage a home and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A rental home may need repairs and/or improvements after each resident vacates the premises, the costs of which may exceed any security deposit provided to us by the resident when the rental home was originally leased. Accordingly, the cost of maintaining rental homes can be higher than the cost of maintaining owner-occupied homes, which will affect our costs of operations and may adversely impact our ability to make distributions to our shareholders.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire land on which our homes are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected homes. Our investment strategy is premised on the concept that this “fair value” will be substantially less than the real value of the home for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities also are exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of homes in our target markets.

A significant number of our homes are part of HOAs, and we and our residents are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs that would be costly.

A significant number of our homes are part of HOAs, which are private entities that regulate the activities of and levy assessments on properties in a residential subdivision. HOAs in which we own homes may have or enact onerous or arbitrary rules that restrict our ability to renovate, market or lease our homes or require us to renovate or maintain such homes at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a home for lease or sale, or the use of specific construction materials in renovations. Some HOAs also impose limits on the number of homeowners who may rent their homes, which if met or exceeded, would cause us to incur additional costs to resell the home and opportunity costs of lost rental revenue. Furthermore, many HOAs impose restrictions on the conduct of residents of homes and the use of common areas, and we may have residents who violate HOA rules and for which we may be liable as the homeowner. Additionally, the boards of directors of the HOAs in which we own homes may not make important disclosures about the homes or may block our access to HOA records, initiate litigation, restrict our ability to sell our homes, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing the home, and any such excessively restrictive or arbitrary regulations may cause us to sell such home at a loss, prevent us from renting such home or otherwise reduce our cash flow from such home, which would have an adverse effect on our returns on these homes.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed, we may not be able to adapt our cost structure to offset declines in our revenue.

Most of the expenses associated with our business, such as acquisition costs, renovation and maintenance costs, real estate taxes, HOA fees, personal and ad valorem taxes, insurance, utilities, employee wages and benefits and other general corporate expenses, are relatively inflexible and will not necessarily decrease with reduction in revenue from our business. Our assets also are prone to depreciation and will require a significant amount of ongoing capital expenditures. Our expenses and ongoing capital expenditures also will be affected by inflationary increases, and certain of our cost increases may exceed the rate of inflation in any given period. By contrast, our rental revenue is affected by many factors beyond our control such as the availability of alternative rental housing and economic conditions in our target markets. In addition, state and local regulations may require us to maintain homes that we own, even if the cost of maintenance is greater than the value of the home or any potential benefit from renting the home. As a result, we may not be able to fully offset rising costs and capital spending by higher rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

Fair values of our investments are imprecise and may materially and adversely affect our operating results and credit availability, which, in turn, would materially and adversely affect us.

The values of our investments may not be readily determinable. We evaluate our loans held for investment for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Ultimate realization of the value of an investment depends to a great extent on economic and other conditions that are beyond our control. Further, fair value is only an estimate based on good faith judgment of the price at which an investment can be sold since market prices of investments can only be determined by negotiation between a willing buyer and seller. In certain cases, our estimation of the fair value of our investments will include inputs provided by third-party dealers and pricing services, and valuations of certain securities or other assets in which we invest are often difficult to obtain and are subject to judgments that may vary among market participants. If we were to liquidate a particular investment, the realized value may be more than or less than the amount at which such investment was recorded. Accordingly, in either event, we could be materially and adversely affected by our determinations regarding the fair value of our investments, and such valuations may fluctuate over short periods of time.

We are involved in a variety of litigation.

We are involved in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord- resident disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or servicer) and issues with local housing officials arising from the condition or maintenance of the home. These actions can be time consuming and expensive. While we intend to vigorously defend any non-meritorious action or challenge, we cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

Class action, resident rights and consumer demands and litigation could directly limit and constrain our operations and may impose on us significant litigation expenses.

Numerous residents’ rights and consumers’ rights organizations exist throughout the country and operate in our target markets, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the large settlements identified below and the increased market for homes arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-resident and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek.

Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Our board of trustees has approved very broad investment guidelines for us and will not approve each investment and financing decision we make unless required by our investment guidelines.

We are authorized to follow very broad investment guidelines. Our board of trustees periodically reviews our investment guidelines and our investment portfolio, but it does not review or approve specific property acquisitions. In addition, in conducting periodic reviews, our board of trustees may rely primarily on information provided to them by us. Furthermore, we may use complex strategies, and transactions we enter into may be costly, difficult or impossible to unwind by the time they are reviewed by our board of trustees. We have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets we may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect us and cause the value of our common shares to decline. Further, decisions made and investments and financing arrangements we enter into may not fully reflect the best interests of our shareholders.

Our board of trustees may change any of our business and growth strategies or investment guidelines, financing strategy or leverage policies without shareholder consent.

Our board of trustees may change any of our business and growth strategies or investment guidelines, financing strategy or leverage policies with respect to acquisitions, investments, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our shareholders, which could result in an investment portfolio with a different risk profile. A change in our business and growth strategies may increase our exposure to real estate market fluctuations, concentration risk and interest rate risk, among other risks. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering memorandum. These changes could have a material adverse effect on us and cause the value of our common shares to decline.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, our employees and third-party service providers in our offices and on our networks and website and on third-party vendor networks. The secure processing and maintenance of this information is critical to our operations and business and growth strategies. Despite our security measures and those of our third-party vendors, our information technology and such infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could adversely affect us.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common shares.

Our operations are dependent upon a proprietary property management platform, which includes certain automated processes that require access to telecommunications or the internet, each of which is subject to system security risks. Certain critical components of our platform are dependent upon third-party providers and a significant portion of our business operations are conducted over the internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third- party providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party providers could negatively impact our operations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately present our financial statements, which could materially and adversely affect us.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting. Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting, and we are required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.  In connection with our preliminary testing and evaluation of the design and operating effectiveness of our internal controls over financial reporting as of December 31, 2016, we identified certain deficiencies related to IT controls over our change management process and access to our general ledger system.  We have taken measures to remediate these deficiencies, including implementing and enhancing existing policies and procedures with respect to our change management process and access to our general ledger system, hiring additional personnel with appropriate managerial and technical experience and training in IT controls and hiring a third-party consultant to assist us with the implementation, testing and maintenance of our IT controls.  These measures have been implemented, and we believe that the identified issues have been fully remediated.  However, we cannot assure you that, upon the completion of our evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2016, we or our independent registered public accounting firm will not conclude that the identified issues, or others, have not been sufficiently tested for effectiveness and may constitute a material weakness or significant deficiency in our internal controls over financial reporting.  Moreover, even if our remedial measures are effective, we cannot assure you that we will be successful in maintaining adequate internal control over financial reporting in the future. As we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. In addition, the existence of a material weakness or significant deficiency could result in errors in our financial statements that could require a restatement, cause us to fail to meet our public company reporting obligations and/or cause investors to lose confidence in our reported financial information, which could materially and adversely affect us.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES
Dated: January 3, 2017	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 3, 2017.